UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Earliest Event Reported: May 24, 2022

ARRAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (505) 881-7567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 24, 2022. Matters voted on at the Annual Meeting and the results thereof were as follows:

1.    Election of Directors. The following individuals were elected as Class II directors to the Company’s Board of Directors for a term of three years, each to serve until the annual meeting of stockholders in 2025 or until their successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Paulo Almirante	108,527,245	5,261,971	6,900,865
Ron Corio	77,224,116	36,565,100	6,900,865
Jayanthi Iyengar	63,236,123	50,553,093	6,900,865

2.     Ratification of Auditors. Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022:

Votes Cast
For	119,930,498
Against	438,207
Abstentions	321,376

3.     Approval of the Array Technologies, Inc. Employee Stock Purchase Plan. Stockholders approved the Company’s Employee Stock Purchase Plan:

Votes Cast
For	113,226,777
Against	163,730
Abstentions	398,709
Broker Non-Votes	6,900,865

4.     Non-Binding Advisory Vote on Frequency of Say-on-Pay. Stockholders voted, on a non-binding advisory basis, to hold an advisory vote regarding executive compensation annually:

Votes Cast
One Year	112,522,519
Two Years	24,035
Three Years	963,453
Abstentions	279,209
Broker Non-Votes	6,900,865

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: May 31, 2022	By:	/s/ Tyson Hottinger
Name: Tyson Hottinger
Title: Chief Legal Officer